UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date Earliest Event Reported): June 6, 2021

VIVINT SMART HOME, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38246	98-1380306
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4931 North 300 West

Provo, UT 84604

(Address of Principal Executive Offices) (Zip Code)

(801) 377-9111

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	VVNT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 7, 2021, Vivint Smart Home, Inc. (the “Company”) announced that David Bywater has been appointed to serve as the Company’s Chief Executive Officer, effective June 15, 2021. Mr. Bywater has also been elected to the Company’s board of directors (the “Board”), effective June 15, 2021, to serve as a Class II director with a term expiring at the Company’s annual meeting of stockholders in 2024.

Mr. Bywater, 51, most recently served as an advisor to Sunrun Inc. Prior to that, he served as the Chief Executive Officer of Vivint Solar, Inc. from December 2016 to April 2021. Mr. Bywater also served as Vivint Solar’s interim President and Chief Executive Officer from May 2016 until his appointment as permanent Chief Executive Officer in December of 2016. Prior to joining Vivint Solar, Mr. Bywater served as the Chief Operating Officer of Vivint, Inc. Prior to that, Mr. Bywater served as Executive Vice President and Corporate Officer for Xerox Corporation, and was the Chief Operating Officer of its State Government Services from 2010 to July 2013. From 2003 to 2010, Mr. Bywater worked at Affiliated Computer Services. From 1999 to 2003, Mr. Bywater was a senior manager at Bain & Company. Mr. Bywater currently serves on the board of directors of Sunrun Inc., however he will step down from such position, as well as from his position as an advisor to Sunrun Inc., in connection with his appointment as the Company’s Chief Executive Officer. Mr. Bywater holds a B.S. in economics from Brigham Young University and an M.B.A. from Harvard Business School.

Compensation Arrangements with Mr. Bywater

In connection with his appointment as Chief Executive Officer, on June 6, 2021, the Company entered into an employment agreement with Mr. Bywater, which employment agreement is filed as Exhibit 10.1 hereto and incorporated herein by reference. The principal terms of such agreement are summarized below.

The employment agreement with Mr. Bywater provides for a term ending on the third anniversary of his commencement of employment, which extends automatically for additional one-year periods unless either party elects not to extend the term. Under the employment agreement, Mr. Bywater is eligible to receive a minimum base salary of $1,021,200, and an annual bonus award with a target amount equal to 100% of his base salary at the end of the performance period, subject to the achievement of performance targets. For 2021, subject to continued employment, Mr. Bywater’s annual bonus is guaranteed at no less than $1,021,200, with such guaranteed portion payable no later than December 31 2021. Mr. Bywater is also entitled to receive a lump sum cash amount of $7,000,000 on the commencement of his employment, subject to repayment upon a termination of employment by the Company for “cause” (as defined below) or by Mr. Bywater without “good reason” (as defined below), in each case on or prior to December 31, 2021.

In connection with his commencement of employment, Mr. Bywater is entitled to receive a one-time equity-based stock incentive grant (the “sign-on equity grant”) consisting of a number of shares of the Company’s Class A common stock (a “share”) equal to $15,000,000 divided by the closing price on June 4, 2021 (the “grant share price”). One third of the sign-on equity grant will be subject to time-based vesting and will vest in substantially equal installments on the first, second and third anniversaries of the commencement of Mr. Bywater’s employment, subject to his continued employment on the applicable vesting date. Two-thirds of the sign-on equity grant will be deemed earned based on the satisfaction of the following performance conditions:

•

50% of such performance-based award will vest if (x) the average closing price of a share over 20 consecutive trading days exceeds two times the grant share price and (y) the Company’s consolidated EBITDA for any fiscal year during which the 20 consecutive trading day period begins or ends equals or exceeds the Company’s consolidated target adjusted EBITDA; and

•

50% of such performance-based award will vest if both (x) the average closing price of a share over 20 consecutive trading days exceeds three times the grant share price and (y) the Company’s consolidated EBITDA for any fiscal year during which the 20 consecutive trading day period begins or ends equals or exceeds the Company’s consolidated target adjusted EBITDA.

The earned portion of the performance-based portion of the sign-on equity grant will vest and be settled in shares on the third anniversary of the commencement date, subject to Mr. Bywater’s continued employment through the settlement date. The sign-on equity grant will be subject to accelerated vesting of all or a portion of such award on a termination by the Company without “cause” (as defined below), due to death or “disability” or by Mr. Bywater for “good reason” (as defined below) or a change in control, in each case, subject to certain performance metrics being achieved.

Pursuant to the employment agreement, Mr. Bywater will be eligible to receive annual equity grants under the Company’s long-term equity incentive plan. For each of calendar years 2021, 2022 and 2023, subject to continued employment, the annual equity grants shall cover a number of shares equal to the quotient of (i) $10,000,000 dived by (ii) the applicable share price on the date of grant and granted with respect to (x) 50% in the form of restricted stock units (the “initial RSU grants”) vesting annually over three years and (y) 50% in the form of performance stock units, subject to the achievement of performance metrics. In the event of a termination by the Company without “cause” (as defined below), due to death or “disability” or by Mr. Bywater for “good reason” (as defined below) (i) the initial RSU grants shall fully vest and (ii) to the extent any initial RSU grants have not been made as of such termination, Mr. Bywater shall receive, for each such initial RSU grant that has not been made, fully vested shares with an aggregate fair market value equal to $5,000,000.

If Mr. Bywater’s employment terminates for any reason, Mr. Bywater is entitled to receive: (1) any base salary accrued through the date of termination; (2) reimbursement of any unreimbursed business expenses properly incurred by him; and (3) such employee benefits, if any, as he may be entitled under the Company’s employee benefit plans (the payments and benefits described in (1) through (3) being “accrued rights”). If Mr. Bywater resigns without “good reason” he will also be entitled to any earned but unpaid annual bonus from any prior year (the “earned prior year bonus”).

If Mr. Bywater’s employment is terminated by Mr. Bywater for “good reason (as defined below) or by the Company without “cause” (as defined below) (including a notice of non-renewal by the Company) and other than by reason of death or while he is disabled (any such termination, a “qualifying termination”), Mr. Bywater is entitled to the accrued rights and the earned prior year bonus and, conditioned upon execution and non-revocation of a release and waiver of claims in favor of the Company and its affiliates, and continued compliance with the non-compete, non-solicitation, non-disparagement, and confidentiality provisions set forth in the employment agreement:

•	a pro rata portion of his target annual bonus based upon the portion of the fiscal year during which Mr. Bywater was employed (the “pro rata bonus”);

•

a lump-sum cash payment equal to 200% of Mr. Bywater’s then-current base salary plus 200% of the actual bonus Mr. Bywater received in respect of the immediately preceding fiscal year (or, if a termination of employment occurs prior to any annual bonus becoming payable under his employment agreement, the target bonus for the immediately preceding fiscal year);

•

a lump-sum cash payment equal to the cost of the health and welfare benefits for Mr. Bywater and his dependents, at the levels at which he received benefits on the date of termination, for 24 months (the “COBRA payment”); and

•	accelerated vesting of certain equity grants as set forth above.

For purposes of Mr. Bywater’s employment agreement, the term “cause” means his continued failure to substantially perform his employment duties for a period of 10 days following written notice from the Company; any dishonesty in the performance of his employment duties that is materially injurious to the Company; act(s) on his part constituting either a felony or a misdemeanor involving moral turpitude; his willful malfeasance or misconduct in connection with his employment duties that causes substantial injury to the Company; or his material breach of the restrictive covenants set forth in the employment agreement. Each of the foregoing events is subject to specified notice and cure periods.

For purposes of Mr. Bywater’s employment agreement, the term “good reason” means a reduction in base salary or annual target bonus, a material diminution in title, duties, authority or responsibilities, the relocation of Mr. Bywater’s primary office by more than 50 miles, or the Company’s material breach of the employment agreement. Each of the foregoing events is subject to specified notice and cure periods.

In the event of Mr. Bywater’s termination of employment due to death or disability, he will only be entitled to the accrued rights, the earned prior year bonus, the pro rata bonus payment, and the COBRA payment.

Mr. Bywater is also entitled to participate in all employee benefit plans, programs and arrangements made available to other executive officers generally. Mr. Bywater’s employment agreement contains a Section 280G net-best cut-back provision in the event of a change in control and provides for reimbursement of Mr. Bywater’s legal fees in the negotiation of his employment agreement and related agreements not to exceed $100,000.

Mr. Bywater’s employment agreement also contains restrictive covenants, including an indefinite covenant on confidentiality of information, and covenants related to non-competition, non-solicitation of the Company’s employees and customers and affiliates and mutual non-disparagement, at all times during employment, and for 24 months after any termination of employment.

The Company has also agreed to indemnify Mr. Bywater for any claims by his prior employer that (i) his employment with the Company violates his restrictive covenants and/or (ii) he has breached any other restrictive covenants where he has not acted grossly negligently.

313 Acquisition LLC, the Company’s controlling stockholder, has also agreed to accelerate the vesting of units designed to track 313 Acquisition’s interests in our Class A common stock that Mr. Bywater would otherwise have forfeited in connection with his departure from Sunrun Inc., which will result in the distribution to Mr. Bywater of 153,213 shares of our Class A common stock prior to the commencement of his employment with the Company.

Item 7.01	Regulation FD Disclosure.

On June 7, 2021, the Company issued a press release announcing Mr. Bywater’s appointment as the Company’s Chief Executive Officer and his election to the Board. The full text of the press release is furnished as Exhibit 99.1 hereto and incorporated herein by reference.

The information in this Item 7.01 and in Exhibit 99.1 is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing made by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Employment Agreement, dated June 6, 2021, by and among Vivint Smart Home, Inc. and David Bywater

99.1	Press Release of Vivint Smart Home, Inc., dated June 7, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIVINT SMART HOME, INC.

By:	/s/ Shawn J. Lindquist
Name:	Shawn J. Lindquist
Title:	Chief Legal Officer and Secretary

Date: June 7, 2021